EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investors contact:	Media contact:
Linda Snyder	Robert Schettino
408/220-8405	408/220-8179
Linda_snyder@hyperion.com	Robert_schettino@hyperion.com

HYPERION REPORTS FISCAL FIRST QUARTER RESULTS

Revenue Growth, Expense Management Drive Margin Expansion

SUNNYVALE, Calif., October 21, 2004 – Hyperion Solutions (Nasdaq: HYSL), the leading provider of Business Performance Management software, today announced financial results for its fiscal first quarter ended September 30, 2004.

     Total revenues for the quarter increased 29% to $159.5 million, compared to $123.6 million for the same period a year ago. Software license revenue increased 33% to $57.4 million, compared to $43.0 million for the same period a year ago, while maintenance and services revenue grew 27% to $102.1 million, compared to $80.5 million in the year-ago period.

     The company’s first-quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), increased 20% to $11.6 million, or $0.29 per diluted share, compared to net income of $9.7 million, or $0.26 per diluted share, for the first quarter of fiscal 2004.

     First quarter non-GAAP pro forma net income increased 58% year-over-year to $15.7 million, or $0.39 per diluted share, excluding the impact of charges, net of related tax, for deferred revenue write-downs, the amortization of purchased intangible assets, the amortization of deferred stock-based compensation, and restructuring costs. These results compare to non-GAAP pro forma net income of $9.9 million, or $0.27 per diluted share, for the first quarter of fiscal 2004.

     Hyperion’s balance sheet reflects cash and short-term investments totaling $362.6 million at September 30, 2004. This compares to $368.2 million in cash and short-term investments at June 30, 2004. Cash flow from operations for the quarter was $30.3 million. The company used cash of $35.2 million to repurchase stock during the quarter, as part of a $75 million stock repurchase program announced in May 2004. Days sales outstanding (DSO) improved five days sequentially to 63 days.

     “I’m pleased with our team’s overall execution,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “All three of our geographic regions grew license revenue 30% or more year-over-year, reflecting strong demand for our solutions. Our financial applications enjoyed another exceptional quarter, highlighted by double-digit growth for both Hyperion Planning and Financial Management. Additionally, we closed the largest Hyperion Strategic Finance transaction ever and signed a Performance Suite transaction that ranked in our top 10 wins for the quarter. New customer growth more than doubled from a year ago as Performance Suite and Essbase continued to lead us in winning new customer accounts.”

     “Through diligent management of our expenses, we expanded year-over-year pro forma operating margins by two percentage points to 14% while extending our leadership of the Business Performance Management market,” continued Mr. Sullivan. “Our successes clearly demonstrate that our leadership and product innovation are delivering unparalleled value to customers and partners.”

Non-GAAP Financial Measures

     In analyzing its financial results, Hyperion has used non-GAAP pro forma financial measures (excluding adjustments, such as those relating to purchase accounting and restructuring costs) because they provide meaningful information regarding the company’s operational performance that excludes certain non-cash and non-recurring expenses. They also facilitate management’s internal comparisons to the company’s historical operating results and to competitors’ operating results. Wherever non-GAAP disclosures have been included in this press release, the company has reconciled them to the appropriate GAAP disclosures.

     The non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP results should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Reconciliation of GAAP to Pro Forma Q1 FY05 and Q1 FY04 Diluted Earnings Per Share

	Q1 FY05	Q1 FY04
GAAP Diluted Earnings Per Share	$0.29	$0.26
Plus:
Amortization of purchased intangible assets	0.05	0.01
Amortization of deferred stock-based compensation	0.02	0.01
Restructuring costs	0.08	—
Less: Income tax effect of pro forma adjustments	(0.05)	(0.01)

Non-GAAP Pro Forma Diluted Earnings Per Share	$0.39	$0.27

Business Outlook

     Hyperion also reported today its outlook for the second quarter of fiscal 2005. On a GAAP basis, the company currently expects total revenues in the range of $166 million to $170 million and diluted earnings per share in the range of $0.24 to $0.29. This outlook assumes an effective tax rate of 35% and diluted shares outstanding of 40.5 million.

     Excluding the impact of the amortization of purchased intangible assets, amortization of deferred stock-based compensation, and restructuring costs, the company expects diluted earnings per share on a non-GAAP pro forma basis for the second quarter in the range of $0.37 to $0.42.

Reconciliation of GAAP to Pro Forma Diluted Earnings Per Share for Business Outlook

Projected Q2 FY05 GAAP Diluted Earnings Per Share	$0.24 – $0.29
Plus:
Amortization of purchased intangible assets	0.05
Amortization of deferred stock-based compensation	0.01
Restructuring costs	0.14
Less: Income tax effect of pro forma adjustments	(0.07)

Projected Q2 FY05 Non-GAAP Pro Forma Diluted Earnings Per Share	$0.37 – $0.42

Other Recent Developments

Other recent company developments include:

•	Won major customer contracts at ABB (Switzerland), AstraZeneca UK Limited (UK), De Lage Landen International (Netherlands), District of Columbia, Fiat S.p.A. (Italy), GlaxoSmithKline, Group Health Cooperative, ITOCHU International, Inc., OMV AG (Austria), Serco Group Plc (UK), Stork NV (Netherlands), and The Regents of the University of California, Los Angeles Campus (UCLA).

•	Announced that IDC ranked Hyperion as the 2003 worldwide market share leader for financial and Business Performance Management analytic applications. Hyperion commanded a 20.4% share of the worldwide market based on 2003 software license and maintenance revenues. The second ranked company had a 6.6% market share.

•	Named again to the visionary quadrant for Corporate Performance Management by Gartner, Inc., a leading industry analyst firm. Hyperion was evaluated on “completeness of vision” and “ability to execute.”

•	Kicked-off the marketing launch of Hyperion Essbase 7X, the most innovative release since the product’s inception. Its speed and performance are setting new industry standards for enterprise analytics, helping to drive Hyperion beyond finance into operational domains and enlarging the product’s addressable market.

•	Held a successful European-wide Solutions users conference in Paris, which attracted more than 1,100 attendees including customers from as far away as Australia and South Africa and 40 partners.

•	Completed the acquisition of privately held QIQ Solutions, a software solutions provider based in Sydney, Australia. The acquisition helps Hyperion extend its lead in Business Performance

Management by enabling customers to deploy dashboards faster and to better manage larger enterprise-wide Hyperion Performance Suite implementations.

Conference Call and Webcast

     Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call will be webcast live with access from the Investor Relations section of the Hyperion Web site at www.hyperion.com. A replay of the webcast will also be available from the company’s Web site.

About Hyperion

Hyperion is the global leader in Business Performance Management software. More than 9,000 customers – including 91 of the Fortune 100 – rely on Hyperion software to translate strategies into plans, monitor execution and provide insight to improve financial and operational performance. Hyperion combines the most complete set of interoperable applications with the leading Business Intelligence platform to support and create Business Performance Management solutions. A network of more than 600 partners provides the company’s innovative and specialized solutions and services.

Named one of the FORTUNE 100 Best Companies to Work For 2004, Hyperion employs approximately 2,500 people in 20 countries. Distributors represent Hyperion in an additional 25 countries. Headquartered in Sunnyvale, California, Hyperion generated annual revenues of $622 million for the 12 months that ended June 30, 2004. Hyperion is traded under the Nasdaq symbol HYSL. For more information, please visit www. hyperion.com, www.hyperion.com/contactus or call 800 286 8000 (U.S. only).

Forward-Looking Statements

Statements in this press release other than statements of historical fact are forward-looking statements, including, but not limited to, statements concerning expected future financial results, the potential success of anticipated product offerings, and the potential market opportunities for business performance management software. Such statements constitute anticipated outcomes and do not assure results. Actual results may differ materially from those anticipated by the forward-looking statements due to a variety of factors, including, but not limited to the company’s failure to successfully drive increases in software license revenue (by both increasing sales of newer products, and limiting falloff of older product revenue), significant product quality problems, failure to successfully drive partner revenue, failure to continue the successful integration of the Brio business, significant strengthening of the dollar against key European currencies, the impact of competitive products and pricing, a decline in customer demand, and technological shifts. For a more detailed discussion of factors that could affect the company’s performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K filed on September 13, 2004. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

# # #

“Hyperion,” the Hyperion “H” logo and Hyperion’s product names are trademarks of Hyperion. References to other companies and their products use trademarks owned by the respective companies and are for reference purpose only.

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2004	2003
REVENUES
Software licenses	$57,424	$43,045
Maintenance and services	102,114	80,507

TOTAL REVENUES	159,538	123,552
COSTS AND EXPENSES
Cost of revenues:
Software licenses	3,292	3,059
Maintenance and services	37,341	30,461
Sales and marketing	58,733	42,442
Research and development	25,714	19,784
General and administrative	14,869	12,920
Restructuring charges	3,069	—

TOTAL COSTS AND EXPENSES	143,018	108,666

OPERATING INCOME	16,520	14,886
Interest and other income	1,357	1,140
Interest and other expense	(12)	(652)

INCOME BEFORE INCOME TAXES	17,865	15,374
Income tax provision	6,252	5,687

NET INCOME	$11,613	$9,687

Basic net income per share	$0.30	$0.27
Diluted net income per share	$0.29	$0.26
Shares used in computing basic net income per share	39,073	35,898
Shares used in computing diluted net income per share	40,603	37,365

Hyperion Solutions Corporation
Reconciliation of GAAP to Pro Forma Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Three Months Ended
	September 30, 2004					September 30, 2003
	GAAP				Pro Forma	GAAP				Pro Forma
	Results	Adjustments			Results	Results	Adjustments			Results
REVENUES
Software licenses	$57,424	$			$57,424	$43,045	$			$43,045
Maintenance and services	102,114		194	A	102,308	80,507				80,507

TOTAL REVENUES	159,538		194		159,732	123,552		—		123,552
COSTS AND EXPENSES
Cost of revenues:
Software licenses	3,292		(1,419)	B	1,873	3,059		(189)	B	2,870
Maintenance and services	37,341		(257)	B,C	37,084	30,461		(8)	C	30,453
Sales and marketing	58,733		(814)	B,C	57,919	42,442		(71)	C	42,371
Research and development	25,714		(121)	C	25,593	19,784		(16)	C	19,768
General and administrative	14,869		(361)	C	14,508	12,920		(102)	C	12,818
Restructuring charges	3,069		(3,069)	D	—	—				—

TOTAL COSTS AND EXPENSES	143,018		(6,041)		136,977	108,666		(386)		108,280

OPERATING INCOME	16,520		6,235		22,755	14,886		386		15,272
Interest and other income	1,357				1,357	1,140				1,140
Interest and other expense	(12)				(12)	(652)				(652)

INCOME BEFORE INCOME TAXES	17,865		6,235		24,100	15,374		386		15,760
Income tax provision	6,252		2,182	E	8,434	5,687		142	E	5,829

NET INCOME	$11,613		$4,053		$15,666	$9,687		$244		$9,931

Basic net income per share	$0.30				$0.40	$0.27				$0.28
Diluted net income per share	$0.29				$0.39	$0.26				$0.27
Shares used in computing basic net income per share	39,073				39,073	35,898				35,898
Shares used in computing diluted net income per share	40,603				40,603	37,365				37,365

Pro Forma Adjustments:

A) Impact of Brio deferred maintenance revenue write-down.

B) Amortization of acquired intangible assets consists of $1,419 in cost of software license revenue, $220 in cost of maintenance and services revenue and $400 in sales and marketing expense for the three months ended September 30, 2004. Amortization of acquired intangible assets consists of $189 in cost of software license revenue for the three months ended September 30, 2003.

C) Amortization of deferred stock-based compensation consists of $37 in cost of maintenance and services revenue, $414 in sales and marketing expense, $121 in research and development expense and $361 in general and administrative expense for the three months ended September 30, 2004. Amortization of deferred stock-based compensation consists of $8 in cost of maintenance and services revenue, $71 in sales and marketing expense, $16 in research and development expense and $102 in general and administrative expense for the three months ended September 30, 2003.

D) Restructuring charges.

E) Income tax effect of pro forma adjustments.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	September 30,	June 30,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$359,530	$365,181
Short-term investments	3,021	2,994
Accounts receivable, net of allowances of $9,314 and $8,758	112,553	133,491
Deferred income taxes	12,694	12,348
Prepaid expenses and other current assets	18,251	18,434

TOTAL CURRENT ASSETS	506,049	532,448
Property and equipment, net	70,982	72,020
Goodwill	140,803	139,952
Intangible assets, net	31,528	30,945
Deferred income taxes	25,277	24,279
Other assets	4,529	5,011

TOTAL ASSETS	$779,168	$804,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$58,145	$58,121
Accrued employee compensation and benefits	41,916	51,267
Income taxes payable	9,925	8,557
Deferred revenue	129,690	136,286
Other current liabilities	5,777	4,234

TOTAL CURRENT LIABILITIES	245,453	258,465
Other liabilities	24,929	26,619
Stockholders’ equity:
Preferred stock — $0.001 par value; 5,000 shares authorized; none issued	—	—
Common stock — $0.001 par value; 300,000 shares authorized; 38,888 and 39,408 shares issued and outstanding	39	39
Additional paid-in capital	435,692	434,584
Deferred stock-based compensation	(6,279)	(7,494)
Retained earnings	80,549	93,915
Accumulated other comprehensive loss	(1,215)	(1,473)

TOTAL STOCKHOLDERS’ EQUITY	508,786	519,571

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$779,168	$804,655

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	September 30,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$11,613	$9,687
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of assets	—	105
Depreciation and amortization	9,575	6,471
Provision for accounts receivable allowances	1,367	2,159
Deferred income taxes	(826)	(1,469)
Income tax benefit from exercise of stock options	3,119	1,655
Changes in operating assets and liabilities:
Accounts receivable	19,888	9,485
Prepaid expenses and other current assets	308	(1,640)
Other assets	465	974
Accounts payable and accrued expenses	(206)	(4,762)
Accrued employee compensation and benefits	(9,472)	(10,447)
Income taxes payable	1,409	3,929
Deferred revenue	(6,779)	(849)
Other current liabilities	1,543	56
Other liabilities	(1,684)	(627)

Net cash provided by operating activities	30,320	14,727

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of investments	—	6,133
Purchases of property and equipment	(4,721)	(3,732)
Proceeds from sale of property and equipment	24	23
Purchases of intangible assets	(1,773)	(540)
Payments for acquisitions, net of cash acquired	(2,838)	—

Net cash provided by (used in) investing activities	(9,308)	1,884

CASH FLOWS FROM FINANCING ACTIVITIES
Purchases of common stock	(35,183)	(26,027)
Proceeds from issuance of common stock	8,475	7,337

Net cash used in financing activities	(26,708)	(18,690)
Effect of exchange rate on cash and cash equivalents	45	181

DECREASE IN CASH AND CASH EQUIVALENTS	(5,651)	(1,898)
Cash and cash equivalents at beginning of period	365,181	398,040

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$359,530	$396,142

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$8	$1,270
Cash paid for income taxes	$1,970	$1,267

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2004
									Fiscal 2005		% Change	% Change
	Q1		Q2		Q3		Q4		Q1		over Q4 04	over Q1 04
Revenue Analysis
Software License Revenue	$43,045	35%	$59,701	38%	$65,108	39%	$72,242	41%	$57,424	36%	-21%	33%
Maintenance and Services Revenue:
Maintenance Revenue	55,310	45%	68,243	44%	70,975	43%	70,338	40%	71,430	45%	2%	29%
Consulting and Training Revenue	25,197	20%	28,192	18%	30,061	18%	33,788	19%	30,684	19%	-9%	22%

Total Maintenance and Services Revenue	80,507	65%	96,435	62%	101,036	61%	104,126	59%	102,114	64%	-2%	27%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	-10%	29%
Revenue by Geography
Americas	$74,942	61%	$95,513	61%	$100,057	60%	$110,382	63%	$97,085	61%	-12%	30%
EMEA	41,836	34%	49,839	32%	54,367	33%	53,738	30%	52,328	33%	-3%	25%
APAC	6,774	5%	10,784	7%	11,720	7%	12,248	7%	10,125	6%	-17%	49%

Total Revenue	$123,552	100%	$156,136	100%	$166,144	100%	$176,368	100%	$159,538	100%	-10%	29%
Software License Revenue by Geography
Americas	$22,282	52%	$34,086	57%	$35,383	54%	$41,803	58%	$29,510	51%	-29%	32%
EMEA	17,322	40%	19,809	33%	23,286	36%	23,813	33%	23,435	41%	-2%	35%
APAC	3,441	8%	5,806	10%	6,439	10%	6,626	9%	4,479	8%	-32%	30%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	-21%	33%
Software License Revenue by Channel
Direct	$32,504	76%	$47,475	80%	$46,278	71%	$57,246	79%	$41,930	73%	-27%	29%
Indirect	10,541	24%	12,226	20%	18,830	29%	14,996	21%	15,494	27%	3%	47%

Total Software License Revenue	$43,045	100%	$59,701	100%	$65,108	100%	$72,242	100%	$57,424	100%	-21%	33%
Transaction and Customer Information
Average Selling Price	$139		$116		$122		$133		$110		-17%	-21%
Number of Software Transactions > $500	14		11		20		17		15		-12%	7%
Number of New Customers	127		155		202		278		274		-1%	116%
Percentage of License Revenue from New Customers	42%		26%		24%		19%		36%		89%	-14%
Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and Short-Term Investments	$408,522		$314,507		$338,654		$368,175		$362,551		-2%	-11%
Cash Flow from Operations	$14,727		$5,780		$38,196		$27,758		$30,320		9%	106%
Redemption of Convertible Notes	$—		$50,683		$—		$—		$—		N/A	N/A
Repurchases of Common Stock	$26,027		$65,940		$32,975		$6,103		$35,183		476%	35%
Days Sales Outstanding	64		70		62		68		63		-7%	-2%
Headcount
Quota-Carrying Sales Representatives	209		268		276		289		295		2%	41%

Americas Headcount	1,560	71%	1,797	70%	1,789	71%	1,752	70%	1,704	69%	-3%	9%
EMEA Headcount	543	25%	601	24%	575	23%	568	23%	572	23%	1%	5%
APAC Headcount	108	5%	155	6%	173	7%	185	7%	209	8%	13%	94%

Total Company Headcount	2,211	100%	2,553	100%	2,537	100%	2,505	100%	2,485	100%	-1%	12%